SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 SURMODICS, INC.
                                 ---------------
             (Exact Name of Registrant as Specified in its Charter)


       Minnesota                                                41-1356149
------------------------                                  ----------------------
 (State or Other Juris-                                      (I.R.S. Employer
diction of Incorporation                                  Identification Number)
    or Organization)


                              9924 West 74th Street
                          Eden Prairie, Minnesota 55344
              (Address of Principal Executive Office and Zip Code)


                   SURMODICS, INC. 2003 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)
                                 SurModics, Inc.
                              9924 West 74th Street
                          Eden Prairie, Minnesota 55344
                                 (952) 829-2700

           (Name, Address and Telephone Number, Including Area Code,
                             of Agent for Service)


                                   COPIES TO:
                                 Melodie R. Rose
                            Fredrikson & Byron, P.A.
                            1100 International Centre
                          Minneapolis, Minnesota 55402

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                                             PROPOSED
                                                  PROPOSED MAXIMUM            MAXIMUM
  TITLE OF SECURITIES        AMOUNT TO BE          OFFERING PRICE            AGGREGATE              AMOUNT OF
   TO BE REGISTERED          REGISTERED(1)          PER SHARE(2)         OFFERING PRICE(2)      REGISTRATION FEE
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
  Options to Purchase
Common Stock under the
 2003 Equity Incentive        Indefinite               $ 0.00                 $ 0.00                 $ 0.00
         Plan

 Common Stock issuable
   upon exercise of
 options granted under
    the 2003 Equity
  Incentive Plan(3)         600,000 shares             $30.48               $18,288,000              $1,480
                                                                                                     ------
        TOTAL:                                                                                       $1,480
====================================================================================================================

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices [the bid and asked prices] of the Registrant's Common Stock on March 31, 2003.

(3) EACH SHARE OF COMMON STOCK INCLUDES A PREFERRED STOCK PURCHASE RIGHT PURSUANT TO THE REGISTRANT'S SHAREHOLDER RIGHTS PLAN.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The Registrant hereby incorporates by reference into this Registration Statement the documents listed in (a) through (c) below:

         (a) The Registrant's latest annual report on Form 10-K for the year ended September 30, 2002 filed on December 30, 2002, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or either (I) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed or (II) the Registrant's effective registration statement on Form 10 or 10-SB filed under the Securities Exchange Act of 1934 containing audited financial statements for the Registrant's latest fiscal year;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant document referred to in
                  (a) above;

         (c)      If the class of securities to be offered is registered under
                  Section 12 of the Securities Exchange Act of 1934, the description of such class of securities contained in a registration statement filed under such Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         The consolidated financial statements for the fiscal years ended September 30, 2001 and 2002 included in the Annual Report on Form 10-K noted above are incorporated herein by reference and were audited by Arthur Andersen LLP. After reasonable efforts, we have not been able to obtain the written consent of Arthur Andersen LLP for this registration statement as required by
Section 7 of the Securities Act because Arthur Andersen LLP is no longer in the practice of public accountancy. Under these circumstances, Rule 437a under the Securities Act permits us to dispense with the requirement under Section 7 of the Securities Act to file such consent with this registration statement. The absence of such consent may limit recovery by investors on certain claims. In particular, and without limitation, investors will not be able to recover against Arthur Andersen LLP under Section 11(a)(4) of the Securities Act for any untrue statement of material fact contained in our consolidated financial statements for year ended September 30, 2001 or any omissions to state a material fact required to be stated therein.

Item 4.  Description of Securities.
         -------------------------

         Not Applicable.


Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not applicable.


Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Under Minnesota corporate law, a corporation shall, unless prohibited or limited by its Articles of Incorporation or Bylaws, indemnify its directors, officers, employees and agents against judgments, penalties, fines, settlements, expenses and disbursements incurred by such person who was, or is threatened to be, made a party to a proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the corporation if generally, with respect to the acts or omissions of the person complained of in the proceeding, the person: (i) has not been indemnified by another organization with respect to the same acts or omissions; (ii) acted in good faith, (iii) received no improper personal benefit; (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (v) reasonably believed the conduct was in the best interests of the corporation or, in certain circumstances, reasonably believed that the conduct was not opposed to the best interests of the corporation. Minnesota corporate law also provides that a corporation may purchase and maintain insurance on behalf of any indemnified party against any liability asserted against such person, whether or not the corporation would have been required to indemnify the person against liability under the provisions of Minnesota corporate law. The Registrant's Articles of Incorporation and Bylaws do not limit the Registrant's obligation to indemnify such persons.

         The Registrant's Articles of Incorporation limit the liability of its directors to the full extent permitted by the Minnesota Business Corporation Act. Specifically, directors of the Registrant will not be personally liable for monetary damages for breach of fiduciary duty as directors except liability for
(i) any breach of the duty of loyalty to the Registrant or its shareholders,
(ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions, (iv) violations of certain Minnesota securities laws or (v) any transaction from which the director derives an improper personal benefit.


Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.


Item 8.  Exhibits.
         --------

         5 Opinion and Consent of Fredrikson & Byron, P.A. relating to the legality of securities under the SurModics, Inc. 2003 Equity Incentive Plan.

         23.1 Consent of Fredrikson & Byron, P.A. -- included in its opinion filed as Exhibit 5.

         23.2     Consent of Deloitte & Touche LLP.

         24       Power of Attorney.


Item 9.  Undertakings.
         ------------

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           Provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the

         Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

                                   SIGNATURES
                                   ----------

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie and State of Minnesota, on the 17th day of March, 2003.


                                   SURMODICS, INC.
                                   (the "Registrant")



                                    By /s/ Dale R. Olseth
                                       -----------------------------------------
                                       Dale R. Olseth, Chairman of the Board and
                                       Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                               (Power of Attorney)

         Each of the undersigned constitutes and appoints Dale R. Olseth and Loren R. Miller his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of SurModics, Inc. relating to the Company's 2003 Equity Incentive Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Signature                      Title                          Date
         ---------                      -----                          ----


 /s/ Dale R. Olseth            Chairman of the Board,             March 17, 2003
-------------------------      Chief Executive Officer
Dale R. Olseth                 (principal executive officer)

/s/ Loren R. Miller            Vice President and Controller      March 17, 2003
-------------------------      (principal financial and
Loren R. Miller                accounting officer)


/s/ Patrick E. Guire           Director                           March 17, 2003
-------------------------
Patrick E. Guire, Ph.D.


/s/ Jose H. Bedoya             Director                           March 17, 2003
-------------------------
Jose H. Bedoya


/s/ Gerald B. Fischer          Director                           March 17, 2003
-------------------------
Gerald B. Fischer


                               Director                           ________, 2003
-------------------------
Kenneth H. Keller, Ph.D.


                               Director                           ________, 2003
-------------------------
David A. Koch


/s/ Kendrick B. Melrose        Director                           March 17, 2003
-------------------------
Kendrick B. Melrose


/s/ John A. Meslow             Director                           March 17, 2003
-------------------------
John A. Meslow

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                 SURMODICS, INC.

                         Form S-8 Registration Statement


                                  EXHIBIT INDEX

Exhibit
Number                              Exhibit Description
------                              -------------------

5 Opinion and Consent of Fredrikson & Byron, P.A. relating to the legality of securities under the SurModics, Inc. 2003 Equity Incentive Plan
23.1     Consent of Fredrikson & Byron, P.A. (See Exhibit 5)
23.2     Consent of Deloitte & Touche LLP
24       Power of attorney (See Signature Page)